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CHICAGO, ILLINOIS 60611

TELEPHONE     (312) 527-4000
FACSIMILE     (312) 527-5921
E-MAIL        sfltd@shefskylaw.com
                                                               IN REFERENCE TO:
                                                               025793-01


             EXHIBIT 5.01 - FORM OF OPINION AS TO VALIDITY OF UNITS




                             ________________, 2004



NTS Realty Holdings Limited Partnership
10172 Linn Station Road
Louisville, Kentucky 40223

         RE:  NTS REALTY HOLDINGS LIMITED PARTNERSHIP
              REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

         We have acted as counsel to NTS Realty Holdings Limited Partnership, a Delaware limited partnership (the "Partnership"), in connection with rendering an opinion to be used as an exhibit to a registration statement on Form S-4 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the public offering of up to ___________ units of the Partnership's limited partnership units (the "Units"), to be issued in connection with: (i) the Agreement and Plan of Merger dated February 3, 2004, among the Partnership, NTS-Properties III, NTS-Properties IV, NTS-Properties V, a Maryland limited partnership, NTS-Properties VI, a Maryland limited partnership, and NTS-Properties VII, Ltd. (the "Merger Agreement") and (ii) the Contribution Agreement dated February 3, 2004, between the Partnership and ORIG, LLC (the "Contribution Agreement"). In connection with the registration of the Units, you have requested our opinion with respect to the matters set forth below.

         For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Partnership's Certificate of Limited Partnership; (ii) records of the partnership proceedings of the Partnership as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iii) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Partnership, or of any other matters. In rendering our opinion, we have assumed without inquiry

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NTS Realty Holdings Limited Partnership
_______________, 2004
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the legal capacity of all natural  persons,  the  genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

         We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation. Further, our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

         We are admitted to the practice of law only in the State of Illinois and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Illinois and the Delaware General Corporation Law, all as currently in effect.

         On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Units, when issued in accordance with the terms of the Merger Agreement or the Contribution Agreement, will be validly issued, fully-paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     SHEFSKY & FROELICH LTD.